UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

DIAMONDHEAD CASINO CORPORATION

DELAWARE

COMMISSION FILE NUMBER: 0-17529

IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1013 Princess Street

Alexandria, Virginia 22314

(703) 683-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy

Edson Arneault, John Hawley as Servicing Agent for Argonaut 2000 Partners, L.P., Kathleen and James Devlin, J. Steven Emerson, Emerson Partners, J. Steven Emerson, as Successor to Steven Emerson Roth IRA, Steven Rothstein, and Barry and Irene Stark v. Diamondhead Casino Corporation (In the United States Bankruptcy Court for the District of Delaware)(C.A. No. 24-11354-JKS)

On June 12, 2024, the parties in the above-referenced case filed a Chapter 7 Involuntary Petition against a Non-Individual (Diamondhead Casino Corporation). The foregoing parties sought a total of $2,422,500. The Petition was served on June 13, 2024. On July 18, 2024, the Company filed a Motion of the Alleged Debtor, Diamondhead Casino Corporation, to Dismiss the Involuntary Bankruptcy Petition or, in the Alternative, to Convert the Case to Chapter 11 (hereinafter “Diamondhead’s Motion to Dismiss”).

On September 3, 2024, the Petitioners’ filed an Answering Brief in Opposition to Diamondhead’s Motion to Dismiss. On September 25, 2024, the Court held a status hearing in the matter. On December 4, 2024 and January 16, 2025, the Court held an evidentiary hearing on Diamondhead’s Motion to Dismiss. On February 11, 2025, the Company filed a post-hearing brief in support of its Motion to Dismiss. On March 4, 2025, the Petitioners filed their Answering Brief in opposition to the Motion to Dismiss. On March 14, 2025, the Company filed its Reply Brief.

On July 30, 2025, the Court issued its Opinion in the case and an Order denying the Company’s Motion to Dismiss the Involuntary Bankruptcy Petition, or in the Alternative, to Convert the Case to Chapter 11.

On July 31, 2025, the Court entered an Order for Relief in an Involuntary Case under Chapter 7 of the Bankruptcy Code granting the Chapter 7 Involuntary Petition.

On August 1, 2025, a Notice to Interim Trustee/Trustee of Selection in an Asset Case was filed, notifying the Interim Trustee/Trustee of his appointment in an asset case of the estate of the Debtor (Diamondhead Casino Corporation). The appointee has five days after receipt of the notice to notify the Assistant United States Trustee, in writing, if he rejects this case.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President

Dated: August 4, 2025